Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 18, 2020, with respect to the consolidated financial statements of Open Lending, LLC, included in the Proxy Statement of Nebula Acquisition Corporation that is made part of Amendment No. 1 of the Registration Statement (Form S-4) and Prospectus of Nebula Acquisition Corporation for the registration of its equity securities.

/s/ Ernst & Young LLP

Austin, Texas

April 24, 2020